SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

__________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the
SECURITIES EXCHANGE ACT OF 1934

January 4, 2007

FALCON NATURAL GAS CORP.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-50229	88-0471263
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Westchase Center, 2500 City West Blvd, Suite 300, Houston, Texas	77042
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:	(713) 267-2240

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act  (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On January 4, 2007, the former president of Falcon Natural Gas Corp., a Nevada corporation (the “Company”) entered into an Amendment to the Exploration Agreement and Joint Operating Agreement between the Company, Douglas Cameron McLeod and Petrogulf Corporation, previously entered into as of August 30, 2006, Wynadette Prospect, St. Mary Parish, LA (the “Amendment”). The Amendment is attached to this Form 8-K in its entirety as Exhibit 99.1.

The Amendment provides for the following:

Article XVI of the Other Provisions of the Joint Operating Agreement dated August 30, 2006 for the Wyandotte Prospect Area shall be amended and restated to read as follows:

B.	Forfeiture of Interests: Irrespective of any contrary provision contained in Article VI herein, the following non-consent penalties will apply in the enumerated circumstances:

1.
In the event any party (Non-Consenting Party) elects not to participate in the drilling of the Initial Well on the Contract Area, such Non-Consenting Party will relinquish and assign to the party or parties that participate in such operation(s) (Consenting Parties) all of its right, title and interest in the Contract Area to total depth drilled plus 100 feet which leases shall be free and clear of any liens or encumbrances or additional burdens. In the event any party hereto elects not to participate in the drilling of an additional well (subsequent to the Initial Well) on the Contract Area, such Non-Consenting Party will promptly relinquish and assign to the Consenting Parties in such operation(s) all of its right, title and interest in such well and the Production Unit attributable thereto as to total depth drilled plus 100 feet which leases shall be free and clear of any liens or encumbrances or additional burdens. For all purposes of this Article XVI, the Production Unit for a well is defined as the portion of the leases, covering the larger of a 320 acre tract of land as nearly as practicable in the shape of a square with the well in the center thereof or the actual drilling and production unit approved for such well by the Office of Conservation. It is agreed and stipulated that the configuration of such Production Unit(s) by Operator will be conclusive and binding upon all parties.

2.
In the event a party elects not to participate in running production casing for a Completion attempt(s) on the Initial Well on the Contract Area, such Non-Consenting Party will promptly relinquish and assign to the Consenting Parties all of its right, title and interest in and to the Initial Well on the Contract Area as to total depth drilled plus 100 feet which leases shall be free and clear of any liens or encumbrances or additional burdens. In the event a party elects not to participate in running production casing for a Completion attempt(s) on any Subsequent Well on the Contract Area, such Non-Consenting Party will promptly relinquish and assign to the Consenting Parties all of its right, title and interest in and to the Subsequent Well on the Contract Area as to total depth drilled plus 100 feet. All assignments by the Non-Consenting Party shall be free and clear of all liens and encumbrances and any additional burdens.

3.
Any reworking, deepening, sidetracking, recompletion or plugging-back operation, drilling operation, or operation to run production casing on a well subsequent to the Initial Well, which will serve to perpetuate any lease(s), or part thereof, within the Contract Area is hereunder called a “Required Operation.” A particular operation will not fail to qualify as a Required Operation merely because an alternative operation could have been undertaken to perpetuate a lease(s), or part thereof. As to any Required Operation proposed by any party hereto in which there is an election not to participate, the Non-Consenting Party shall release and relinquish forever to the Consenting Parties, proportionately, all of such Non-Consenting Party’s interest in and to any well or leases, or portions thereof, or interest within the Contract Area as to all depths, save and except any well(s) and the Production Unit(s) attributable thereto for which the Non-Consenting Party has previously participated within the Contract Area.

4.
Any interest surrendered by Non-Consenting Parties to Consenting Parties in accordance with the above provisions will be assigned by the Non-Consenting Parties to the Consenting Parties on a pro-rata basis and as to all depths, without warranty of title, except as to claims by, through or under such Non-Consenting Parties, and such assignment of leases shall be free and clear of any liens and encumbrances or any additional burdens placed thereon by the Non-Consenting Parties and will in all events remain subject to the terms and provisions hereof.

5.
Nothing contained herein shall be construed as required relinquishment of a Non-Consenting Party’s interest in any producing well or well unit in which such party has participated in accordance with the terms hereof.

6.
Any Party not paying its pro-rata share of oil and gas lease bonuses or rentals shall promptly relinquish and assign to the Consenting Parties all of its right, title and interest in and to the oil and gas leases in which the bonus or rental was not paid. Said assignment of leases shall be free and clear of any liens and encumbrances or any additional burdens placed thereon by the Non-Paying Party.

7.
Any party, who has the right to participate in the Acquisition of Option Acreage lease(s), pursuant to the Lease Option Agreement dated October 24, 2006 between the Parties and AVOCA, Incorporated, but for whatever reason does not pay for its share of the Option Acreage lease(s), shall not receive an assignment of any interest in the Option Acreage leased to the Consenting Parties and if an assignment is made to the Non-participating Party it must assign all of its right title and interest in the Option Lease(s) to the Consenting Parties on a pro-rata basis, without warranty of title, except as to claims by, through or under such Non-Consenting Parties, and such assignment will be free of any liens or encumbrances or additional burdens placed thereon by the Non-Consenting Parties.

Current management of the Company took office as of January 19, 2007 and only learned of the Amendment as of April 10, 2007.

Item 9.01. Financial Statements and Exhibits.

(a) Not applicable

(b) Not applicable

(c)  Not applicable

(c) Exhibit No. Description:

Exhibit	Description	Location
Exhibit 99.1	Amendment to the Exploration Agreement	Provided herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 12, 2007	Falcon Natural Gas Corp.

By: /s/ Saul S. Deutsch
Name: Saul S. Deutsch
Title: Chief Financial Officer